UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 29, 2005

Fair Isaac Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

901 Marquette Avenue, Suite 3200, Minneapolis, Minnesota		55402-3232
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	612-758-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Fair Isaac Corporation (the "Company") provides both equity and cash compensation to its non-employee directors ("Outside Directors") as described in its most recent proxy statement. On August 29, 2005, the Board of Directors of the Company formalized its practice relating to cash compensation for Outside Directors as described below (the "Program"). Pursuant to the Program, each Outside Director other than the Chair of the Board of Directors (the "Chair") will receive an annual retainer of $20,000, plus $1,000 for each Board or committee meeting attended. An Outside Director who is the Chair will receive an annual retainer of $40,000, plus $2,000 for each Board and $1,000 for each committee meeting attended. Serving as the chair of a standing Board committee entitles an Outside Director to an additional annual retainer of $5,000.

In addition, an Outside Director who is appointed as chair of a standing Board committee at any time following the Company’s annual meeting of stockholders will receive a mid-year committee chair fee at the time of appointment as follows: (i) $15,000 if appointed with nine or more months remaining prior to the next annual meeting; (ii) $10,000 if appointed with more than six months but less than nine months remaining prior to the next annual meeting; and (iii) $5,000 if appointed with more than three months but less than six months prior to the next annual meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fair Isaac Corporation

September 1, 2005	By:	Andrea M. Fike

Name: Andrea M. Fike
Title: Vice President, General Counsel and Secretary